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                                                                    Exhibit 23.1


                         Consent of Independent Auditors
                         -------------------------------



We hereby consent to the use in this Registration Statement on Form SB-2 and the Prospectus contained therein of our report dated March 28, 2003 except "Note 11 Subsequent Events, Fusion Capital Common Stock Transaction", for which the date is May 14, 2003, relating to the financial statements of Technology Visions, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                                /s/ McKennon Wilson & Morgan LLP

Irvine, California
May 15, 2003